HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002


                     PHONE (713) 209-1100 FAX (713) 752-0828





                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                                January 28, 1998




Fortune Natural Resources Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067


Dear Sirs:

       We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-2 of Fortune Natural Resources Corporation ("Fortune") to be filed with the Securities and Exchange Commission on or about January 29, 1998, to the use of our name therein, and to the inclusions of or reference to our report of Fortune's estimated future reserves and revenues effective December 31, 1994, December 31 1995 and December 31, 1996.

                                    HUDDLESTON & CO., INC.




                                    /s/ Peter D. Huddleston, P.D.
                                    -----------------------------
                                    Peter D. Huddleston, P.E.






                                                                    EXHIBIT 24.2